                                                                      EXHIBIT 12

                              LOCKHEED CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS EXCEPT RATIOS)

                                                                 1994     1993     1992     1991     1990
                                                                 ----     ----     ----     ----     ----
EARNINGS FROM CONTINUING OPERATIONS BEFORE TAX AND CHANGE IN
  ACCOUNTING PRINCIPLE.........................................  $695     $676     $549     $474     $430
                                                                 ====     ====     ====     ====     ====
  Capitalized interest.........................................     1        0        1        1        1
  Interest expense.............................................   156      168      119      118      138
  Interest expense for finance subsidiary......................     1        1        1        1       12
  Interest portion of rental expense...........................    34       37       38       41       46
                                                                 ----     ----     ----     ----     ----
TOTAL FIXED CHARGES............................................  $192     $206     $159     $161     $197
                                                                 ====     ====     ====     ====     ====
TOTAL FIXED CHARGES EXCLUDING CAPITALIZED INTEREST.............  $191     $206     $158     $160     $196
                                                                 ====     ====     ====     ====     ====
EARNINGS PLUS FIXED CHARGES EXCLUDING CAPITALIZED EXPENSE......  $886     $882     $707     $634     $626
                                                                 ====     ====     ====     ====     ====
RATIO OF EARNINGS TO FIXED CHARGES.............................   4.6      4.3      4.4      3.9      3.2
                                                                 ====     ====     ====     ====     ====